Exhibit 99.2

Jeff VanHoose Affiliated Entities

Combined Financial Statements

As of and for the Year Ended

December 31, 2021

JEFF VANHOOSE AFFILIATED ENTITIES

Report of Independent Auditors

To the Shareholders and Members of
Jeff VanHoose Affiliated Entities (as defined below)

Opinion

We have audited the combined financial statements of Pour in Place, Inc., VanHooseCo, LLC d/b/a VanHooseCo Ready Mix, LLC, VanHooseCo Precast, LLC, VanHooseCo Mechanical & Millwright, LLC, VanHooseCo Management, LLC, VanHooseCo Leasing, LLC, and certain company assets and liabilities held in the Jeff VanHoose Trust (collectively, the “Jeff VanHoose Affiliated Entities” or the “Company”), which comprise the combined balance sheet as of December 31, 2021, and the related combined statement of operations, combined statement of cash flows, and combined statement of shareholders’ and members’ equity and net deficit for the year then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
August 12, 2022

JEFF VANHOOSE AFFILIATED ENTITIES
COMBINED BALANCE SHEET
(In thousands, except share data)

December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,262
Accounts receivable - net	3,179
Inventories - net	4,816
Other current assets	25
Total current assets	9,282
Property, plant, and equipment - net	19,224
TOTAL ASSETS	$28,506
LIABILITIES AND SHAREHOLDERS' AND MEMBERS' EQUITY AND NET DEFICIT
Current liabilities:
Accounts payable	$2,092
Deferred compensation liability	7,598
Current maturities of long-term debt and finance lease obligations	1,508
Other accrued liabilities	896
Total current liabilities	12,094
Long-term debt and finance lease obligations	15,075
Shareholders' and members' equity and net deficit:
Common stock, par value $1.00, authorized 3,000 shares; shares issued and outstanding at December 31, 2021, 3,000	3
Paid-in capital	432
Members’ equity	3,173
Accumulated deficit	(337)
VanHoose Trust net deficit	(1,934)
Total shareholders’ and members' equity and net deficit	1,337
TOTAL LIABILITIES AND SHAREHOLDERS’ AND MEMBERS' EQUITY AND NET DEFICIT	$28,506
The accompanying notes are an integral part of these Combined Financial Statements.

JEFF VANHOOSE AFFILIATED ENTITIES
COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

Twelve Months Ended December 31,
2021

Net sales	$28,716
Cost of goods sold	20,674
Gross profit	8,042
Selling and administrative expenses	2,942
Deferred compensation expense	2,538
Operating income	2,562
Interest expense - net	957
Other expense - net	251
Net income	$1,354

The accompanying notes are an integral part of these Combined Financial Statements.

JEFF VANHOOSE AFFILIATED ENTITIES
COMBINED STATEMENT OF CASH FLOWS
(In thousands)

Twelve Months Ended December 31,
2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,354
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,933
Change in operating assets and liabilities:
Accounts receivable	(436)
Inventories	(1,631)
Other assets and liabilities	3,420
Net cash provided by operating activities	4,640
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on property, plant, and equipment	(6,158)
Net cash used in investing activities	(6,158)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt and finance lease obligations	(1,378)
Proceeds from long-term debt	2,615
Capital distributions	(76)
Net cash provided by financing activities	1,161
Net decrease in cash and cash equivalents	(357)
Cash and cash equivalents at beginning of period	1,619
Cash and cash equivalents at end of period	$1,262
Supplemental disclosure of cash flow information:
Interest paid	$957

The accompanying notes are an integral part of these Combined Financial Statements.

JEFF VANHOOSE AFFILIATED ENTITIES
COMBINED STATEMENT OF SHAREHOLDERS’ AND
MEMBERS' EQUITY AND NET DEFICIT
(Dollars in thousands)

	Twelve Months Ended December 31, 2021
	Common Stock	Paid-in Capital	Members’s Equity	Accumulated Deficit	VanHoose Trust Net Deficit	Total Shareholders' and Members' Equity and Net Deficit
Balance, December 31, 2020	$3	$432	$2,056	$(337)	$(2,095)	$59
Net income	—	—	1,193	—	161	1,354
Capital distributions	—	—	(76)	—	—	(76)
Balance, December 31, 2021	$3	$432	$3,173	$(337)	$(1,934)	$1,337

The accompanying notes are an integral part of these Combined Financial Statements.

JEFF VANHOOSE AFFILIATED ENTITIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, except share data)
Note 1. Summary of Significant Accounting Policies
Organization, operations, and basis of combination
The combined financial statements include the accounts of Pour in Place, Inc. (“Pour in Place”), an S-Corporation owned 100% by Jeff VanHoose, five single member limited liability companies ("LLC"), VanHooseCo, LLC d/b/a VanHooseCo Ready Mix, LLC (“Ready Mix”), VanHooseCo Precast, LLC (“Precast”), VanHooseCo Mechanical & Millwright, LLC (“Mechanical”), VanHooseCo Management, LLC (“Management”) and VanHooseCo Leasing, LLC (“Leasing”) all owned 100% by Jeff VanHoose, and certain Company assets and liabilities held in the Jeff Vanhoose Trust (collectively, the “Company”). Ready Mix, Precast, Mechanical, Management, and Leasing are limited liability companies. The members’ liability is limited to their investments in the companies. Inter-company transactions and accounts have been eliminated. Pour in Place, Ready Mix, and Leasing were dissolved effective December 31, 2021. Mechanical ceased operations effective January 31, 2022. Management ceased operations effective June 30, 2022. These companies were dissolved or ceased operations to facilitate the subsequent sale of substantially all of the assets and certain specified liabilities of the Company (See Note 11). The assets and liabilities of these companies were transferred to Precast at the effective dates.

The Company produces ready mix concrete to be utilized in commercial and residential building. The Company's mechanical services provides repair and maintenance to large industrial plants located primarily in East Tennessee. The Company's precast division manufactures concrete structures available to utility contractors. The Company also provides custom on-site concrete solutions.
Use of estimates
The preparation of combined financial statements in conformity with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) requires management to make estimates, judgments, and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and changes in these estimates are recorded when known.
Significant accounting policies
The combined financial statements and accompanying notes are prepared in accordance with U.S. GAAP. The following is a description of the Company’s significant accounting policies.

Cash and cash equivalents
The Company considers cash and other instruments with maturities of three months or less when purchased to be cash and cash equivalents.

Accounts receivable and allowance for doubtful accounts
Accounts receivable consists of outstanding balances due to the Company from commercial and residential customers. Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers the collectability of accounts receivable based on a combination of factors, including specific customer’s inability to meet its financial obligations, the length of time receivables are past due and historical experience. As of December 31, 2021, the allowance for doubtful accounts was $72.

Inventory
Inventories consist primarily of aggregate rock, sand and materials used in the production of concrete. The Company also carries pipe and parts for mechanical work and has developed a supply of precast structures held for resale. Inventory is valued at the lower of cost or net realizable value. For purposes of determining net realizable value, the Company uses selling prices at or around the combined balance sheet date, as well as estimates of future prices deemed probable of realization for finished goods. Slow-moving inventory is reviewed and adjusted regularly, based upon product knowledge, physical inventory observation, inventory turnover, and the age of the inventory. Inventory cost includes material costs, inbound freight, direct labor, overhead costs relating to the manufacturing and distribution of products, and absorption costs representing the excess manufacturing or production costs over the amounts charged to the cost of sales or services.

Property, plant, and equipment
Property, plant and equipment are recorded at the lower of cost or fair value. Asset additions are recorded at cost. Depreciation and amortization is provided on a straight-line basis over the estimated useful lives. Leasehold improvements are amortized the lives of the respective leases or the lives of the improvements, whichever is shorter. The Company reviews a long-lived asset for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company recognizes an impairment loss if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. There were no property, plant, and equipment impairments recorded for the year ended December 31, 2021.

The estimated useful lives of property, plant, and equipment are as follows:

Useful Life (years)
Machinery and equipment	5 to 15
Buildings and plant	15 to 40
Vehicles	7

Maintenance, repairs, and minor renewals are charged to operations as incurred. Major renewals and betterments that substantially extend the useful life of the property are capitalized at cost. Upon the sale or other disposition of assets, the costs and related accumulated depreciation and amortization are removed from the accounts and the resulting gain or loss, if any, is reflected in “Other income” in the Combined Statements of Operations.

Revenue recognition
The Company recognizes revenue for the sale of its products and services when or as control of the promised products or services is transferred. The Company accounts for a contract with a customer when there is a legally enforceable contract, the rights of the parties are identified, the contract has commercial terms and collectability of the contract consideration is probable. The Company’s revenues are comprised of product and installation service sales. All revenue is recognized when the Company satisfies its performance obligations under the respective contract by transferring the promised product or rendering a service to its customer either when or as its customer obtains control of the product or the service is rendered. A performance obligation is a promise in a contract to transfer a distinct product or render a specific service to a customer. A contract’s transaction price is allocated to each distinct performance obligation. The majority of the Company’s contracts have a single performance obligation, as the promise to transfer products or render services is not separately identifiable from other promises in the contract and, therefore, not distinct. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. Revenue is recorded net of returns, allowances, customer discounts, and any incentives. Sales and other taxes collected from customers and remitted to governmental authorities are accounted for on a net basis (excluded from revenues). Shipping and handling costs are included in cost of goods sold and do not represent a separate performance obligation. Payment terms and conditions in the Company’s contracts vary and are not significant to its revenue. An appropriate credit evaluation for each customer at contract inception is performed. Customer payments are due in arrears and are recognized as Accounts receivable - net on the Combined Balance Sheet.

Contract liabilities consists of customer billings or payments received for which the revenue recognition criteria have not yet been met. Advance payments from customers typically relate to contracts for which the Company has significantly fulfilled its obligations, but due to the Company’s continuing involvement with the project, revenue is precluded from being recognized until the performance obligation is met for the customer. Advance payments from customers totaled $705 as of December 31, 2021 and are included in Accrued expenses on the Combined Balance Sheet.

The Company’s performance obligations under long-term agreements with its customers are generally satisfied over time. Over time revenue is primarily comprised of precast concrete structures. Precast over time revenues are recognized using an output method, specifically units delivered, based upon certain customer acceptance and delivery requirements.

Income taxes
The Company, with the consent of its member/shareholder, has elected under the Internal Revenue Code to be a Limited Liability Company and S-Corporation (Pour in Place) for income tax purposes, of which the member/shareholder of a Limited Liability Company and S-Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements. The Company is subject to the State of Tennessee Franchise and Excise taxes and any other states that they might come under such jurisdiction and accordingly make quarterly payments in all applicable states. Such payments are recorded as tax expense included in Selling and administrative expenses on the Combined Statement of Operations.

The Company evaluates all tax positions taken on its federal and state filings to determine if the position is more likely than not to be sustained upon examination. For positions that meet the more likely than not to be sustained criteria, the largest amount of benefit to be realized upon ultimate settlement is determined on a cumulative probability basis. A previously recognized tax position is derecognized when it is subsequently determined that a tax position no longer meets the more likely than not threshold to be sustained. The evaluation of the sustainability of a tax position and the expected tax benefit is based on judgment, historical experience, and various other assumptions. Actual results could differ from those estimates upon subsequent resolution of identified matters. The Company evaluated its tax positions and determined it had no uncertain tax positions as of December 31, 2021.

Concentration of credit risks
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of accounts receivable and cash and cash equivalents. The Company grants credit to residential and commercial customers. The Company also files statutory liens on all projects deemed to be high credit risk. The Company’s credit evaluation process and reasonably short collection terms help to mitigate credit risk concentration. The Company requires placement of cash in financial institutions evaluated as highly creditworthy. Cash may exceed federally insured amounts at times throughout the year.

As of December 31, 2021, the Company had one customer with accounts receivable that represented approximately 23% of the Company’s total accounts receivable. For the year ended December 31, 2021, two customers accounted for approximately 17% of the Company’s total revenue.

Commitments and contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Recently issued accounting pronouncements
In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), which requires that a lessee recognize assets and liabilities on the balance sheet for all leases with a lease term of more than 12 months, with the result being the recognition of a right-of-use asset and a lease liability. Consistent with current U.S. GAAP, the recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current U.S. GAAP, which requires only capital leases to be recognized on the balance sheet, ASU 2016-02 will require both types of leases to be recognized on the balance sheet. The new lease accounting requirements are effective for fiscal years beginning after December 15, 2021, using a modified retrospective transition approach or the “comparatives under 840 option” transition approach as amended by ASU 2018-11. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2016-02 on its combined financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires entities to account for credit impairment based on an expected loss model rather than on the current incurred loss model. The new guidance will require the consideration of all available relevant information when estimating expected credit losses, including past events, current conditions and forecasts, and their implications for expected credit losses. For nonpublic entities, ASU 2016-13 is effective for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of ASU 2016-13 on its combined financial statements.
Note 2. Inventory
Inventories as of December 31, 2021 are summarized in the following table:

Finished goods	$2,501
Raw materials	2,315
Inventories - net	$4,816
Note 3. Property, Plant, and Equipment
Property, plant, and equipment - net as of December 31, 2021 consisted of the following:

Land	$1,128
Buildings	6,590
Machinery and equipment, including equipment under finance leases	10,787
Vehicles	3,026
Construction in progress	8,510
Gross property, plant, and equipment	30,041
Less accumulated depreciation and amortization	(10,817)
Property, plant, and equipment - net	$19,224

Depreciation expense, including amortization of finance leases, for the year ended December 31, 2021 totaled $1,933. There were no material asset impairments recorded for the year ended December 31, 2021.

Included in machinery and equipment are assets under finance leases with a capitalized cost of $654 and accumulated amortization of $204. Amortization expense for finance leases totaled $66 for the year ended December 31, 2021.
Note 4. Revolving Lines of Credit
The Company has a $5,000 revolving line of credit, of which $5,000 was unused as of December 31, 2021. Bank advances on the credit line are payable on demand and carry an interest rate of 3.50%, calculated as the prime interest rate (3.25% plus 0.25%). The line of credit is secured by the Company's underlying assets and personal guarantees of the shareholder and member of Jeff VanHoose Affiliated Entities.

The Company also has a special projects revolving line of credit of $2,000 of which $2,000 was unused as of December 31, 2021. Bank advances on the credit line are payable on demand and carry an interest rate of 3.75%. calculated as the prime interest rate (3.25% plus 0.50%). The credit line is secured by the Company's underlying assets and personal guarantees of the shareholder and member of Jeff VanHoose Affiliated Entities.
Note 5. Long-term Debt and Finance Lease Obligations
Long-term debt and finance lease obligations consisted of the following as of December 31, 2021:

Smart Bank Loan 6000	$8,017
Pathway Lending 1907-02 Credit Facility	3,345
Pathway Lending 1907-01 Term Loan	3,064
Other Smart Bank Loans	878
CBBC Bank Loans	495
JB&B Capital Finance Leases	369
Komatsu Financial Loans	357
Other Loans	58
Total	16,583
Less current maturities	(1,508)
Long-term portion	$15,075

The expected maturities of long-term debt as of December 31, 2021 and thereafter are as follows:

Year Ending December 31,	Long-Term Debt	Finance Lease Obligations	Total
2022	$1,260	$248	$1,508
2023	1,088	119	1,207
2024	1,106	2	1,108
2025	1,055	—	1,055
2026	1,080	—	1,080
Thereafter	10,625	—	10,625
	$16,214	369	16,583
Amounts representing interest expense		(17)	(17)
		$352	$16,566

Smart Bank Loan 6000
On October 22, 2020, the Jeff VanHoose Trust entered into a loan agreement with SmartBank reflecting a loan in the principal amount of $8,361. Pursuant to the terms of the note, the loan bears interest at a rate of 3.45% per annum and matures on October 22, 2027. Monthly payments of interest and principal of $48 commenced November 22, 2020 with a final lump sum payment of $6,118 due at maturity. The loan is secured by certain assets in the Jeff VanHoose Trust.

Pathway Lending 1907-02 Secured Construction Credit Facility Agreement
On May 7, 2019, the Company entered into a secured construction credit facility agreement with Southeast Community Capital doing business as Pathway Lending reflecting a credit facility of up to $3,380. This is a secured credit facility for construction purposes and is secured by underlying construction and improvements. Pursuant to the terms of the agreement, the facility bears interest of 5.00% calculated at the prime rate (3.25%) plus 1.75% and matures on May 1, 2029. Beginning June 1, 2019, and continuing for the next eleven months, and on the first day of each month thereafter, payments of the accrued interest-only on the outstanding principal balance are due. Beginning June 1, 2020, payments of principal and accrued interest are due through maturity. On December 20, 2021 the facility was amended to provide the Company with an additional $1,500 of availability, increasing the amount available to the Company to $4,880.

Pathway Lending 1907-01 Term Loan
On July 14, 2015, the Company entered into a secured loan agreement with Southeast Community Capital doing business as Pathway Lending reflecting a loan in the principal amount of $3,762. The loan proceeds were used to finance equipment purchases. The loan is secured by the underlying equipment. Pursuant to the terms of the note, the loan bears interest at a rate of 6.0% per annum and matures on July 14, 2035. Interest on the outstanding principal balance under the loan is payable in arrears on the first day of each successive calendar month. Beginning on August 1, 2016 and continuing on the first day of each successive calendar month thereafter through and including July 1, 2035, the Company makes payments of principal and accrued interest in the amount of $28. The loan agreement requires the Company to maintain a debt service coverage ratio of not less than 1.30: 1.00.

Other SmartBank Loans
On May 17, 2021, the Company entered into a loan agreement with SmartBank reflecting a loan in the principal amount of $405. Pursuant to the terms of the note, the loan bears interest at a rate of 3.84% per annum and matures on May 17, 2031. Payments of interest and principal commence December 17, 2022. Amounts outstanding as of December 31, 2021 totaled $405.

On December 10, 2021, the Company entered into a loan agreement with SmartBank reflecting a loan in the principal amount of $750. The loan matures on December 8, 2022. Amounts outstanding as of December 31, 2021 totaled $250.

On October 28, 2020, the Jeff VanHoose Trust entered into a loan agreement with SmartBank reflecting a loan in the principal amount of $248. Pursuant to the terms of the note, the loan bears interest at a rate of 3.85% per annum and matures on October 28, 2030. Amounts outstanding as of December 31, 2021 totaled $223.

JB&B Capital Leases
The Company entered into multiple equipment finance agreements with JB&B Capital to lease equipment classified as finance leases maturing at various dates through January 15, 2024 with interest rates ranging 5.39% to 8.90%.

CBBC Bank Loans
The Company has five separate secured loans with CBBC Bank. The first note was funded on December 9, 2020 in the principal amount of $427 bearing interest at a rate of 4.19% maturing on December 9, 2027. Three notes were funded on September 28, 2021 in the combined principal amount of $127, bearing interest at a rate of 3.99% maturing on September 28, 2026. The fifth note was funded on November 4, 2021 in the principal amount of $36 bearing interest at 3.99% and was repaid during 2021.

Komatsu Financial Loans
On September 15, 2020, the Company entered into two equipment finance agreements with Komatsu Financial to finance equipment purchases maturing on September 15, 2024. The Company also entered into an equipment finance agreement with Komatsu Financial on June 19, 2021 maturing on May 19, 2025.

The Company was in compliance with all loan agreements as of December 31, 2021.
Note 6. Fair Value Measurements
The Company determines the fair value of assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. The fair values are based on assumptions that market participants would use when pricing an asset or liability, including assumptions about risk and the risks inherent in valuation techniques and the inputs to valuations. The fair value hierarchy is based on whether the inputs to valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions of what market participants would use. The fair value hierarchy includes three levels of inputs that may be used to measure fair value as described below.

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3: Unobservable inputs that are not corroborated by market data.

The classification of a financial asset or liability within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, finance leases, and long-term borrowings. The Company’s cash and cash equivalents, accounts receivable, accounts payable, are valued at face value because of the short duration of these instruments. Borrowings under the Company's finance leases and long-term debt approximate terms that exist in the market.
Note 7. Employee Benefit Plans
The Company sponsors a defined contribution plan covering employees who have attained age 21 and who have completed a specified term of service. The plan permits voluntary employee pre-tax salary deferral contributions, Roth contributions, employer contributions, and profit-sharing contributions. Contributions charged to expense in connection with this plan totaled approximately $55 for the year ended December 31, 2021.
Note 8. Related Party Royalty Expense
The Company has a five-year license agreement effective January 17, 2019 with EnviroCast, LLC (“EnviroCast”), a company under common control with the Company’s principal owner. The agreement grants the Company a non-exclusive, non-transferrable, and non-assignable license to use the intellectual property rights, the proprietary marks and the technology in connection with the manufacture, use, distribution, sale, and installation of the EnviroCast product line bearing the EnviroCast marks. The Company pays a royalty to EnviroCast equal to 6% of the net sales of all EnviroCast product line. Beginning on the first anniversary date of the agreement, the Company must pay EnviroCast minimum guaranteed royalties through the contractual term. The Company expects to meet the minimum guaranteed royalties in each year of the noncancellable term of the agreement. During the year ended December 31, 2021, royalty expense was $515.
Note 9. Commitments and Contingent Liabilities
Deferred compensation

On January 1, 2018, the Company entered into an unfunded deferred compensation plan to provide long-term incentive compensation based upon the net profit of the Company. The plan does not grant equity ownership, voting interest, or any other rights held by any member and shareholder of the Company. As of the effective date and measured for all periods thereafter, the participant is entitled to incentive compensation in an amount equal to a percentage of the Company's annual net profits. The agreement settles in cash upon the participant's separation or a liquidation event. The Company has accrued compensation expense in the Combined Statement of Operations and reflected the current liability in the Combined Balance Sheet within the caption Deferred compensation liability. Subsequent to December 31, 2021, the deferred compensation plan was amended to modify the payment amount upon a liquidation event. On August 12, 2022 this award was settled for approximately $19,000 subject to final net working capital adjustments.

Lease commitments
The Company has several short-term operating leases with third parties that renew annually, primarily for office space, machinery and equipment. Rent expense for the year ended December 31, 2021 totaled $800.

Other commitments and contingent liabilities
The Company is also subject to other legal proceedings and claims that arise in the ordinary course of its business. Legal actions are subject to inherent uncertainties, and future events could change management’s assessment of the probability or estimated amount of potential losses from pending or threatened legal actions. Based on available information, it is the opinion of management that the ultimate resolution of pending or threatened legal actions, both individually and in the aggregate, will not result in losses having a material adverse effect on the Company’s financial position or liquidity as of December 31, 2021.

If management believes that, based on available information, it is at least reasonably possible that a material loss (or additional material loss in excess of any accrual) will be incurred in connection with any legal actions, the Company discloses an estimate of the possible loss or range of loss, either individually or in the aggregate, as appropriate, if such an estimate can be made, or discloses that an estimate cannot be made. Based on the Company’s assessment as of December 31, 2021, no such disclosures were considered necessary.
Note 10. Risks and Uncertainties
In March 2020, the World Health Organization classified the COVID-19 outbreak as a pandemic based on the rapid increase in exposure globally. The pandemic continues to affect the Company and its operations in the current year. Going forward, government-

imposed travel restrictions and quarantines could result in direct operational and administrative disruptions to the Company’s operations. The Company is dependent on its workforce, vendors and customers to deliver its products and services. Pandemic mitigation could negatively impact the Company’s ability to effectively deploy its workforce. The Company’s suppliers and customers could also be adversely affected by these disruptions, which in turn could negatively impact the Company’s operating results going forward.

The pandemic and responses to it have created significant volatility, uncertainty and economic disruption. The extent to which the pandemic will impact the Company’s business, operations and financial results depends on numerous factors that the Company is unable to accurately predict, including: the duration and scope of the pandemic; governmental, business and individual actions that have been and continue to be taken in response to the pandemic; the ongoing impact of the pandemic on economic activity and actions taken in response; and the effect on participants in the primary industries served by the Company.
Note 11. Subsequent Events
On August 12, 2022 the Company entered into an asset purchase and sale agreement with CXT Incorporated, a wholly owned subsidiary of L.B. Foster Company, to sell substantially all of the assets and certain specified liabilities of the Company for the selling price of $50,500 subject to net working capital adjustments. In connection with this transaction, all debt obligations were settled with the net proceeds of the sale.

The Company has evaluated all other subsequent events through the date the financial statements were issued and determined that there were no other subsequent events or transactions that require recognition or disclosures in the combined financial statements.